UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/12/2018

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 000-15701

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1535 Faraday Avenue Carlsbad, California 92008
(Address of principal executive offices, including zip code)

(760) 736-7700
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01     Regulation FD Disclosure.

On September 30, 2017 Natural Alternatives International, Inc. (“NAI”) entered into a Loan Agreement with Kaged Muscle LLC (“Kaged Muscle”), in connection with NAI's loan of $1,500,000 to Kaged Muscle. Kaged Muscle is a customer of NAI. On September 30, 2018 NAI entered into a First Amendment to Loan Agreement (the “First Amendment”) with Kaged Muscle. The First Amendment modified the Loan Agreement and related promissory note by extending the Maturity Date of the loan referenced therein from September 30, 2018 to December 28, 2018 in exchange for an extension fee paid by Kaged Muscle to NAI in the amount of $25,000. The extension fee was not applicable as a payment on the loan and was exclusively consideration to NAI for the extension of the Maturity Date. On December 12, 2018 the obligor Kaged Muscle repaid the loan in full paying all principal and accrued and unpaid interest through the date of repayment. As a result, the loan and the primary related transactions set forth in the Loan Agreement and related promissory note as amended by the First Amendment, have been concluded. Kaged Muscle remains a customer of NAI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: December 13, 2018	By:	/s/ Michael E. Fortin
Michael E. Fortin Chief Financial Officer